Exhibit 99.1

August 9, 2018
Re: Tender offer by a third party for KBS Strategic Opportunity REIT, Inc. shares
Dear Stockholder:
You may soon receive, or may already have received, correspondence from MacKenzie Capital Management, LP and/or its affiliates relating to a tender offer by certain of its affiliated companies (collectively, the “Bidder”) to purchase your shares (“Shares”) of KBS Strategic Opportunity REIT, Inc. (the “REIT”). The Bidder has informed us that its offer price will be $7.80 per share (the “Offer Price”). We believe the Offer Price is substantially below the value of the Shares and recommend against selling your Shares at that price.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your Shares to the Bidder, we considered the following:

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On December 7, 2017, our board of directors approved an estimated value per share (the “EVPS”) of the REIT’s common stock of $11.50 based on the estimated value of the REIT’s assets less the estimated value of the REIT’s liabilities, or net asset value, divided by the number of shares outstanding as of September 30, 2017, with the exception of adjustments to (i) the REIT’s net asset value to give effect to a self-tender offer completed in October 2017 (the “2017 Self-Tender”) and the December 7, 2017 declaration of a special dividend of $3.61 per share on the outstanding shares of common stock of the REIT to the stockholders of record as of the close of business on December 7, 2017 and (ii) the REIT’s shares outstanding to give effect to the 2017 Self-Tender. For a full description of the methodologies and assumptions used to value the REIT’s assets and liabilities in connection with the calculation of the estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2017, which can be found in the “Investor Information” section of the REIT’s website, www.kbsstrategicopportunityreit.com. The value of the REIT’s shares will fluctuate over time in response to developments related to individual assets in the REIT’s portfolio and the management of those assets and in response to the real estate and finance markets. As such, the most recent EVPS does not take into account developments in the REIT’s portfolio since December 7, 2017. Tendering stockholders whose shares are accepted for payment will lose the opportunity to participate in any potential future upside and future growth of the REIT with respect to such shares and will lose the right to receive any future distributions or dividends that we may declare and pay.

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We acknowledge that with respect to ordinary redemption requests received pursuant to our share redemption program (the “SRP”) for the fourth quarter of 2017 (which were processed in January 2018) and the second quarter of 2018, we rejected requests to redeem 941,902 and 38,914 Shares, respectively, or 74% and 12%, respectively, of the Shares submitted for redemption, due to SRP funding limitations.  These figures do not reflect ordinary redemption requests satisfied in full as a result of the minimum purchase requirement in the SRP. In addition, on May 18, 2018, we completed another self-tender offer for our Shares at a price of $10.93 per share, pursuant to which we purchased 9,527,724 Shares, or approximately 96% of the 9,900,861 Shares properly tendered, and rejected approximately 373,137, or approximately 4% of the 9,900,861 Shares properly tendered.  The SRP was suspended from March 2018 through May 2018 due to the self-tender offer. If future redemption requests exceed the amount of funding available under our share redemption program and any additional funding made available under one or more self-tender offers, the number of rejected redemption or repurchase requests will increase over time. As of the date of this letter, we had $8.0 million available under the SRP for additional redemptions in 2018 (including an additional $6 million approved by our board of directors on

August 9, 2018, subject to the $3 million quarterly caps for ordinary redemptions), with the last $1 million of this amount reserved for redemptions in connection with a stockholders’ death, disability or determination of incompetence. However, we continue to monitor the number of redemption requests and funding levels for the SRP. As we did in prior instances when our board of directors authorized additional funds for the redemption of shares, we will continue to consider the liquidity available to stockholders going forward, balanced with other long-term interests of the stockholders and the REIT. We are continuing to evaluate possible strategic alternatives to provide additional liquidity to stockholders, including but not limited to negotiating or procuring the sale of all or a portion of the equity interest in certain of the properties in the REIT’s portfolio, the potential conversion of the REIT to an “NAV REIT” with increased capacity to repurchase shares at the most recent NAV per share through its SRP (for which the REIT has filed a registration statement with the SEC), and other strategies.

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We believe that the Bidder’s offer is meant to take advantage of the illiquidity of our Shares by buying your Shares at a price significantly below their fair value in order to make a significant profit.

Please be aware that the Bidder is in no way affiliated with the REIT, our external advisor, KBS Capital Advisors LLC, or our dealer manager, KBS Capital Markets Group LLC.
We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
In order to avoid the costs of additional mailings, we may post our response to future mini-tender offers at www.kbsstrategicopportunityreit.com. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at 1-866-527-4264.
We thank you for your investment in the REIT.

Sincerely,
Peter McMillan III
President and Chairman of the Board
Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The REIT can provide no assurances as to its ability to redeem shares under its share redemption program or repurchase shares pursuant to self-tender offers or the future values of the Shares. The REIT’s board of directors can amend, suspend or terminate the share redemption program at any time upon 10 business days’ notice. The valuation methodology for the REIT’s real estate properties assumes the properties realize the projected cash flows and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the valuation estimates used in calculating the estimated value per share are best estimates as of December 7, 2017, the REIT can give no assurance in this regard. These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; the REIT’s ability to successfully register with the SEC and conduct an offering as an “NAV REIT;” and other risks identified in Part I, Item IA of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent periodic reports, as filed with the SEC. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the REIT’s estimated value per share.